Exhibit 23



           Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in the Registration Statement of River Valley Bancorp on Form S-8, File Number 333-58190, of our report, dated January 21, 2005, on our audits of the consolidated financial statements of River Valley Bancorp as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, which report is incorporated by reference in River Valley Bancorp's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.


/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
March 29, 2005